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                                                                    Exhibit 2.14

              LETTER TO COMMISSION PURSUANT TO INSTRUCTION 2(b)(i)
                          TO THE EXHIBITS TO FORM 20-F


                                  WPP Group plc
                                 27 Farm Street
                             London W1J 5RL, England



                                                    June 13, 2002





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549 - 0408

Ladies and Gentlemen:

         In April 2002, WPP Group plc ("WPP") issued (pound)450 million of 2% bonds due April 2007 (the "Bonds").

         WPP hereby agrees, pursuant to instruction 2(b)(i) to the Exhibits to Form 20-F, to furnish the Securities and Exchange Commission with a copy of the instruments relating to the Bonds upon request.

                                                Very truly yours,

                                                WPP Group plc


                                                By: Paul W G Richardson
                                                    -------------------
                                                    Paul W G Richardson
                                                    Group Finance Director